                                                                     EXHIBIT 5.1



                                October 19, 2005

Inhibitex, Inc.
9005 Westside Parkway
Alpharetta, GA 30004

Ladies and Gentlemen:

         On the date hereof, Inhibitex, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission, a registration statement under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement"), relating to the offer and sale of a number of shares of common stock, par value $0.001 per share (the "Common Stock"), and warrants to purchase Common Stock (the "Warrants," and together with the Common Stock, the "Securities") up to an aggregate offering price of $125,000,000. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the prospectus (the "Prospectus") contained in the Registration Statement. This opinion is an exhibit to the Registration Statement.

         We have acted as corporate and securities counsel to the Company with respect to the proposed offer and sale of the Securities pursuant to the Registration Statement, and in such capacity we have participated in various corporate and other proceedings taken by or on behalf of the Company in connection therewith.

         We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Eighth Amended and Restated Certificate of Incorporation and all amendments thereto, its Amended and Restated By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors, the Registration Statement and exhibits thereto. We have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies.

         Our opinions herein are based solely upon the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws (including, without limitation, the application of the securities or "Blue Sky" laws of any state to the offer and/or sale of the Securities).

Inhibitex, Inc.
October 19, 2005
Page 2



         Based on the foregoing, we are of the opinion that (i) when the Securities are specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolution"),
(ii) upon receipt by the Company of the full consideration therefor as provided in the Authorizing Resolution and (iii) upon the issuance of the Securities, as described in the Registration Statement and a Prospectus Supplement, in a manner that is consistent with the Authorizing Resolution, the Securities will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relate to the offering which is the subject of this opinion, and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

                                                     Very truly yours,

                                                     /s/ Dechert LLP

                                                     DECHERT LLP